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Exhibit 99.1
                                                       [LETTERHEAD]





CONSENT OF PIPER JAFFRAY INC.

Board of Directors
Western Bancorp

We hereby consent to the use of our name in the Proxy Statement-Prospectus of Western Bancorp and Santa Monica Bank, forming part of the Registration Statement on Form S-4/A of Western Bancorp and to the inclusion of our opinion as an appendix to such Proxy Statement-Prospectus.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

PIPER JAFFRAY INC.


/s/ Piper Jaffray Inc.
Minneapolis, Minnesota

November 20, 1997